LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Brandon Nelson, Eileen P. McCarthy and Dora Habachy of JetBlue Airways Corporation, a
Delaware corporation (the "Company") individually to execute for and on behalf of the undersigned, in the undersigned's capacity as a Section 16 Officer, the Form ID, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United
States Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect only until the earlier of (1) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; (2) the undersigned is no longer serving in the capacity as a Section 16 Officer;
or (3) as to a specific attorney-in-fact, employment of such attorney-in-fact by the Company is terminated.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11 day of October, 2018.

/s/Robin Hayes
________________________
ROBIN HAYES

STATE OF New York)
		) ss.:
COUNTY OF Queens)

On this 11 day of October 2018, before me personally came ROBIN HAYES to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that she executed the same.


/s/Gioia Gentile
___________________________
Notary Public [stamp and seal]